Exhibit 99.1

Press Release

Dollarama Group L.P. to Report

Fourth Quarter and Fiscal Year 2007 Results

MONTREAL, May 2, 2007 – Dollarama Group L.P., the leading operator of dollar discount stores in Canada, will announce its financial results for the fourth quarter and fiscal year 2007 ended February 4, 2007 on Wednesday, May 2, 2007.

Dollarama’s Chief Executive Officer, Mr. Larry Rossy, will hold a conference call for Dollarama’s investors on Friday, May 4, 2007 at 3:00 p.m. EDT to discuss the company’s results. To participate in the call, please dial 514-868-1042 or 1-866-862-3897.

This conference call will be recorded and available for replay beginning two hours after the end of the call and will be available through May 11, 2007. To access the replay, please dial 514-861-2272 or 1-800-408-3053, then the access number 3221739#.

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About Dollarama Group L.P.

Dollarama is the leading operator of dollar discount stores in Canada. Currently, the company operates more than 475 stores, each offering a broad assortment of quality everyday merchandise sold in individual or multiple units primarily at a fixed price of $1.00. All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers in various locations, including metropolitan areas, mid-sized cities, and small towns. In 1910, the company was established as a single variety store in Québec.

For information:

Robert Coallier

Chief Financial Officer

514-737-7080 ext. 238

robert.coallier@dollarama.com

Alex Stanton

Stanton Crenshaw Communications

(212)780-1900

alex@stantoncrenshaw.com